Exhibit F-1

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

1300 I STREET, N.W., SUITE 500 EAST WASHINGTON, D.C. 20005-3314 TELEPHONE: 202-274-2950 FACSIMILE: 202-274-2994	BANK OF AMERICA PLAZA 600 PEACHTREE STREET, N.E., SUITE 5200 ATLANTA, GEORGIA 30308-2216 TELEPHONE: 404-885-3000 FACSIMILE: 404-885-3900	TWO EXCHANGE SQUARE, SUITE 3503A 8 CONNAUGHT PLACE CENTRAL, HONG KONG TELEPHONE: 852-2533-7888 FACSIMILE: 852-2533-7898

August 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	DTE Energy, Inc File No. 70-9705

Ladies and Gentlemen:

      We are familiar with the statement on Form U-1, as amended, filed by DTE Energy, Inc. (“Applicant”) in the above-referenced proceeding. The transactions proposed therein include the authority for Applicant to acquire all of the issued and outstanding voting securities of International Transmission Company, a company authorized by the Federal Energy Regulatory Commission to acquire the electric power transmission assets now owned and operated by Detroit Edison Company, a wholly owned subsidiary of Applicant.

      We are of the opinion that Applicant is a validly organized and duly existing corporation under the laws of the State of Michigan and that, upon the adoption of appropriate resolutions by the board of directors of Applicant (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to the acquisition of securities of International Transmission Company, upon compliance with the relevant provisions of the Securities Act of 1933, as amended, and in the event that the proposed transactions are consummated in accordance with the terms of such statement on Form U-1 and your order or orders:

(a)	all state laws applicable to the proposed acquisition by Applicant of the voting securities will have been complied with;

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(b)	the voting securities will be lawfully issued to and held with power to vote by Applicant;

(c)	the consummation of such proposed transactions by Applicant will not violate the legal rights of the holders of any securities issued by Applicant or any associate company thereof; and

(d)	the consummation of the proposed transactions by Applicant and its affiliates are duly authorized and in accordance with applicable provisions of the Federal Power Act.

      We hereby consent to the use of this opinion as an exhibit to the above-mentioned statement on Form U-1.

Very truly yours,

\\\Signed\\\ Robert P. Edwards, Jr., TROUTMAN SANDERS LLP

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